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                           [ARTHUR ANDERSEN LLP LOGO]


                                                                   Exhibit 23.03


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders of
Sinclair Broadcast Group, Inc.:

We have audited the accompanying combined balance sheets of Heritage Media Services, Inc. - Radio Broadcasting Segment - a Division of Heritage Media Corporation (the Company) as of December 31, 1997, and Heritage Media Services, Inc. - Radio Broadcasting Segment - a Division of Heritage Media Corporation (the Predecessor) as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows of the Company for the four months ended December 31, 1997, and of the Predecessor for the eight months ended August 31, 1997, and the year ended December 31, 1996. These financial statements are the responsibility of the Company's and the Predecessor's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1997, and the Predecessor as of December 31, 1996, and the results of operations and cash flows of the Company for the four months ended December 31, 1997, and of the Predecessor for the eight months ended August 31, 1997, and for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                             Arthur Andersen LLP


Baltimore, Maryland,
  July 2, 1999


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                     [ARTHUR ANDERSEN LLP LETTERHEAD LOGO]


                                                                   Exhibit 23.03
                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
Sinclair Broadcast Group, Inc.:

We have audited the accompanying consolidated balance sheets of the Sinclair Broadcast Group, Inc. (a Maryland corporation) and subsidiaries - Radio Division (the "Company") as of December 31, 1997 and 1998, and March 31, 1999, and the related consolidated statements of operations, stockholder's equity and cash flows for the seven months ended December 31, 1996, the years ended December 31, 1997 and 1998, and the three months ended March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Sinclair Broadcast Group, Inc. and subsidiaries - Radio Division, as of December 31, 1997 and 1998, and March 31, 1999, and the results of its operations and its cash flows for the seven months ended December 31, 1996, the years ended December 31, 1997 and 1998, and the three months ended March 31, 1999, in conformity with generally accepted accounting principles.

                                        /s/ Arthur Andersen LLP



Baltimore, Maryland,
  July 26, 1999, except for Note 10,
  as to which the date is August 5, 1999
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                        [ARTHUR ANDERSEN LLP LETTERHEAD]


                                                                   Exhibit 23.03

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Form S-1 Registration Statement.

                                                         /S/ Arthur Andersen LLP

Baltimore, Maryland,
  September 1, 1999